Exhibit 99.1

One World. One KEMET Deutsche Bank 2012 dbAccess Tech Conference Las Vegas, NV Presenters: Per Loof – Chief Executive Officer William M. Lowe – EVP and Chief Financial Officer September 12, 2012

Cautionary Statement Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation's (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise. Factors that may cause the actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) adverse economic conditions could cause the write down of long-lived assets or goodwill; (iii) an increase in the cost or a decrease in the availability of our principal raw materials; (iv) changes in the competitive environment; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which we operate; (vii) difficulties, delays or unexpected costs in completing the restructuring plan; (viii) equity method investments expose us to a variety of risks; (ix) acquisitions and other strategic transactions expose us to a variety of risks; (x) inability to attract, train and retain effective employees and management; (xi) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xiv) subject to international laws relating to trade, export controls and foreign corrupt practices; (xv) volatility of financial and credit markets affecting our access to capital; (xvi) needing to reduce the total costs of our products to remain competitive; (xvii) potential limitation on the use of net operating losses to offset possible future taxable income; (xviii) restrictions in our debt agreements that limit our flexibility in operating our business; and (xix) additional exercise of the warrant by K Equity which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions.

Restructuring & Low-Cost Manufacturing in Europe Approaching Completion

Skopje Macedonia Progress – August 2012 Main power connected 5/16 Film manufacturing line installed 2QFY13 Qualification and Production ramp to occur 3QFY13

Under Construction ~200 people when completed Consolidation of multiple facilities in Italy Pontecchio

Acquisition and Supply Chain Initiatives Tantalum Business Group

KEMET’s Tantalum Vertically Integrated Supply Chain Mine provides Ore KTaF converted to Ta Powder/Wire Ta Powder/Wire converts to Ta Capacitors Ore converted to KTaF

KEMET’s Complete Vertically Integrated Tantalum Supply Chain KEMET now has the ability to manufacture the majority of its tantalum powder requirements KEMET is the only completely vertically integrated tantalum capacitor manufacturer of any appreciable size in the world KEMET’s strategy delivers a stable supply chain allowing us to be a strategic supplier to our global accounts KEMET control of supply chain will allow for technology developed on customer and market needs FY 2013 reduction in raw material costs - $10-15 million FY 2014 reduction in raw material costs - $40 million

Social Responsibility and Sustainability New Hospital under construction Existing Hospital Interior of new school Existing school interior

NEC TOKIN

Investment In NEC TOKIN

The Capacitance Company
KEMET
CHARGED.

- KEMET announced on March 12, 2012 that it has entered into an agreement to acquire a 34% economic interest with a 51% voting interest in NEC TOKIN Corporation ("NEC TOKIN") and will receive two call options that, if exercised, will result in the acquisition of 100% of NEC TOKIN
- NEC TOKIN is currently a wholly-owned subsidiary of NEC Corporation
- NEC TOKIN manufactures tantalum and other capacitors, electro-magnetic materials, piezoelectric components, electro-mechanical devices and access devices
- Revenues for NEC TOKIN for the fiscal year ended March 31, 2011 was ¥64,770 million or approximately $755 million

One world. One KEMET.